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                                                                       EXHIBIT 5

                            THOMPSON HINE & FLORY LLP
                           2000 Courthouse Plaza N.E.
                                  P.O. Box 8801
                              Dayton, OH 45401-8801
                                  May 20, 1999

Omnicare, Inc.
100 East RiverCenter Blvd.
Suite 1600
Covington, KY 41011

Ladies and Gentlemen:

         Reference is made to the offering by Synergy Healthcare Services, L.L.C., a Maryland limited liability company, and/or its members, of up to an aggregate of 84,500 shares of the Common Stock, par value $1.00 per share (the "Shares"), of Omnicare, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement on Form S-3 being filed under the Securities Act of 1933 (the "Registration Statement").

         The Company has advised us that the Shares will be issued no later than immediately prior to the effectiveness of the Registration Statement.

         As counsel for the Company, we have examined and are familiar with the Restated Certificate of Incorporation, as amended, of the Company and various corporate records and proceedings relating to the organization of the Company and the issuance of the Shares. Based upon the foregoing and upon investigation of such other matters as we considered appropriate to permit us to render an informed opinion, it is our opinion that:

               1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               2. The Shares are duly authorized, and when issued and paid for in accordance with the Asset Purchase Agreement dated as of May 7, 1999 among SHC Acquisition Co., LLC, Synergy Healthcare Services, L.L.C., Edwin M. Lewis, Christina Sabin-Scharff, Kathleen Barry, Barbara Chan, Edward Morrissey, Marilyn Booker and the Company will be validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an Exhibit to the Registration Statement and we consent to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. Except as set forth in the preceding sentence, this opinion may not be relied upon by any other person, or used by you for any other purpose, without our prior written consent.

                                             Very truly yours,

                                             /s/ Thompson Hine & Flory LLP



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